Exhibit 10.28

PAYOFF CONFIRMATION LETTER

September 20, 2012

ADK Georgia, LLC, as Borrower Representative

5057 Troy Road

Springfield, Ohio 45502

Attention: Mr. Martin Brew

The PrivateBank and Trust Company

120 South LaSalle Street

Chicago, Illinois 60603

Attention: Amy K. Hallberg

Gregory D. Hughes

Hughes White Kralicek

2110 Powers Ferry Rd., Suite 440

Atlanta, Georgia 30339

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement dated October 29, 2010 (as at any time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Gemino Healthcare Finance, LLC (together with its successors and assigns, “Lender”), ADK Georgia, LLC, ADK Powder Springs Operator, LLC, ADK Lumber City Operator, LLC, ADK Jeffersonville Operator, LLC, ADK LaGrange Operator, LLC, ADK Thomasville Operator, LLC, ADK Oceanside Operator, LLC, ADK Savannah Beach Operator, LLC, ADK Thunderbolt Operator, LLC, Attalla Nursing ADK, LLC, Mountain Trace Nursing ADK, LLC, Mt. Kenn Nursing, LLC, Erin Nursing, LLC and CP Nursing, LLC (collectively, “Borrowers” and each individually, a “Borrower”); (ii) that certain Guaranty Agreement dated October 29, 2010, by AdCare Health Systems, Inc. (“AdCare Heath Systems”) in favor of Lender with respect to the indebtedness and obligations owing by Borrowers to Lender (as at any time amended, restated, supplemented or otherwise modified, the “AdCare Health Systems Guaranty”); (iii) that certain Guaranty Agreement dated November 29, 2011, by AdCare Operations, LLC (“Operations”; together with AdCare Health Systems, collectively, “Guarantors” and each individually, a “Guarantor”) in favor of Lender with respect to the indebtedness and obligations owing by Borrowers to Lender (as at any time amended, restated, supplemented or otherwise modified, the “Operations Guaranty”; together with the AdCare Health Systems Guaranty, collectively, the “Guarantees” and each individually, a “Guaranty”); and (iv) that certain Guaranty Agreement dated April 27, 2011, by Borrowers in favor of Lender  with respect to the indebtedness and obligations owing by ADK Bonterra/Parkview, LLC to Lender (as at any time amended, restated, supplemented or otherwise modified, the “Bonterra/Parkview Guaranty”).

Lender has been informed that Borrowers intend to terminate the Credit Agreement on September 20, 2012 (the “Termination Date”) and to satisfy in full all loans and other non-contingent obligations of Borrowers to Lender outstanding on the Termination Date (collectively, the “Absolute

Obligations”), including, but not limited to, all principal, interest, legal fees and other charges outstanding or payable under the Credit Agreement, with funds made available to Lender from The PrivateBank and Trust Company, an Illinois banking corporation (“New Lender”), and wired on behalf of New Lender by Gregory D. Hughes, as escrow agent (“Escrow Agent”).  Borrowers and Escrow Agent have advised Lender that satisfaction of the Absolute Obligations will be effected by the wire transfer to Lender from Escrow Agent of immediately available funds in an amount sufficient to satisfy the full amount of the Absolute Obligations on the Termination Date.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

To the end of facilitating Escrow Agent’s wire transfer of funds to satisfy the Absolute Obligations, please be advised that the total Absolute Obligations on the date hereof consist of the following:

1.	Principal Balance	$4,222,891.25
2.	Accrued Interest	$19,730.85
3.	Prepayment fees or termination charges	$0.00
4.	Actual legal fees and expenses through, and estimated legal fees and expenses after, the Termination Date	$18,176.50
5.	Other	$11,862.05
	TOTAL ABSOLUTE OBLIGATIONS	$4,272,660.65

The amount of the Total Absolute Obligations shown above is sometimes referred to herein as the “TAO Amount.”  Lender agrees that all of its Liens and security interests in the assets of Borrowers shall terminate and Borrowers shall be released (except as expressly set forth herein) if, at or before 4:00 p.m. (Atlanta, Georgia time) on the Termination Date, Lender receives (a) confirmation from the bank identified below that such bank has received a wire transfer from Escrow Agent of immediately available federal funds, for the account of Lender, in the TAO Amount, and (b) a copy of this letter, duly executed by Borrowers, Guarantors, New Lender and Escrow Agent.  Lender further agrees that if the conditions precedent set forth in this paragraph are satisfied on or before the Termination Date, Lender agrees to waive the applicable termination fees that would otherwise be owing by Borrowers under Section 2.03(c) of the Credit Agreement.

Escrow Agent agrees that it has received recordable copies of the UCC financing statement amendments terminating those recorded UCC financing statements listed on Exhibit A attached hereto (the “ADK Financing Statements”) to be held in escrow and to be released to New Lender only after Escrow Agent has received written instruction to do so (electronic mail shall be considered a writing for purposes of this requirement) from Jeff Joslin of Lender or Doug Nail or Jason Loring of Parker, Hudson, Rainer & Dobbs LLP, which instruction shall not be given prior to Lender’s confirmation that it has received a wire from Escrow Agent in the TAO Amount.  Escrow Agent agrees to all obligations set forth herein and acknowledges its agreement to act in accordance with the terms hereof.

No termination of Lender’s Liens and security interests in Borrower’s assets shall operate to terminate or impair Borrowers’ indemnifications of Lender under the Credit Agreement or otherwise, which shall survive such termination.

The wire transfer of funds by Escrow Agent  to Lender to satisfy the Absolute Obligations is as follows:

Citizens Bank of Pennsylvania

Philadelphia, Pennsylvania

For the Account of Gemino Healthcare Finance, LLC

Account No. 6218883284

ABA Routing No.: 036076150

Reference: ADK Georgia, LLC

By their acceptance hereof, Borrowers acknowledges and agrees that (a) Lender reserves all of its rights with respect to each automated clearinghouse transfer (“ACH”) and each check and other instrument or payment item received by Lender from Borrowers or any of Borrowers’ account debtors prior to full payment of the Absolute Obligations as contemplated hereby (such checks, instruments or other payment items being collectively called “Checks”); (b) Lender has credited to Borrowers’ account the amount of all such ACH transfers and the face amount of all such Checks, but Lender has not yet received full and final credit or payment therefor; and (c) Borrowers shall reimburse and pay to Lender, promptly after Lender’s demand therefor made at any time within sixty (60) days after the date hereof, in immediately available funds, the amount of any ACH transfer and the full face amount of any Check that is hereafter dishonored or returned to Lender or remains unpaid for any reason plus any bank charges and all other reasonable costs incurred by Lender that arise as a result of any such dishonor or return.

Each Borrower, on behalf of itself and on behalf of all those entities claiming by, through, or under it, together with their successors and assigns, and each Guarantor, on behalf of itself and on behalf of all those entities claiming by, through, or under it, together with their successors and assigns (collectively referred to as the “Company Releasors”), for good and valuable consideration, including, without limitation, the execution of this letter agreement by Lender and Lender’s release of its Liens and security interests as set forth herein, does hereby unconditionally remise, release, acquit and forever discharge Lender, Lender’s past and present officers, directors, shareholders, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, successors and assigns, and the heirs, executors, trustees, administrators, successors, and assigns of any such persons and entities (collectively referred to as the “Lender Releasees”), of and from any and all manner of actions, causes of action, suits, claims, counterclaims, liabilities, obligations, defenses, and demands whatsoever (if any), at law or in equity, or disputed or undisputed, which any of the Company Releasors ever had, now has, or hereafter can, shall, or may claim to have against any of the Lender Releasees for or by reason of any cause, matter, or thing whatsoever, arising from the beginning of the world to the date of execution of this letter agreement.

After receipt by Lender of a copy of this letter agreement, duly executed by each party hereto, and Lender’s confirmation that is has received a wire from Escrow Agent in the TAO

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Amount, Lender (a) agrees to provide written authorization to Escrow Agent to release the ADK Financing Statements from escrow to New Lender for filing as set forth herein, (b) agrees to execute and deliver all other terminations and satisfactions necessary or reasonably requested by Borrowers or Guarantors to release any and all Liens, security interests, assignments, pledges and other interests Lender may have in the assets of Borrowers or Guarantors, and (c) agrees to execute and deliver a Release of Guarantees with respect to the Guarantees and the Bonterra/Parkview Guaranty in the form of Exhibit B attached hereto.  All costs and expenses of any releases executed or recorded in connection with this letter agreement shall be borne solely by Borrowers.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and may be executed in any number of counterparts, all of which, when taken together, shall be deemed one and the same agreement.  Any manually executed counterpart of this letter agreement delivered by facsimile or other electronic transmission shall be deemed an original counterpart hereof.

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When accepted by Borrowers, Guarantors, New Lender and Escrow Agent, the foregoing shall constitute an agreement made in, and governed by the internal laws of the Commonwealth of Pennsylvania.

Very truly yours,

GEMINO HEALTHCARE FINANCE, LLC
(“Lender”)

By:	/s/ Jeffrey M. Joslin
Jeffrey M. Joslin, Senior Portfolio
Manager

The above and foregoing is acknowledged, accepted and agreed to:

BORROWERS:

ADK GEORGIA, LLC
ADK POWDER SPRINGS OPERATOR, LLC
ADK LUMBER CITY OPERATOR, LLC
ADK JEFFERSONVILLE OPERATOR, LLC
ADK LAGRANGE OPERATOR, LLC
ADK THOMASVILLE OPERATOR, LLC
ADK OCEANSIDE OPERATOR, LLC
ADK SAVANNAH BEACH OPERATOR, LLC
ADK THUNDERBOLT OPERATOR, LLC
ATTALLA NURSING ADK, LLC
MOUNTAIN TRACE NURSING ADK, LLC
MT. KENN NURSING, LLC
ERIN NURSING, LLC
CP NURSING, LLC

By:	/s/ Martin Brew
Martin Brew, Chief Financial Officer

GUARANTORS:

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Martin Brew
Martin Brew, Chief Financial Officer

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Payoff  Letter

ADCARE OPERATIONS, LLC

By:	/s/ Martin Brew
Martin Brew, Chief Financial Officer

NEW LENDER:

THE PRIVATE BANK AND TRUST COMPANY

By:	/s/ Amy K. Hallberg
Amy K. Hallberg, Managing Director

ESCROW AGENT:

/s/ Gregory D. Hughes
Gregory D. Hughes

Payoff  Letter